EXHIBIT (q)(3)

                                POWER OF ATTORNEY

     The  undersigned  officer  of  California  Municipals  Portfolio,  Colorado
Municipals Portfolio, Connecticut Municipals Portfolio, Louisiana Municipals Portfolio, Massachusetts Municipals Portfolio, Minnesota Municipals Portfolio, Mississippi Municipals Portfolio, Missouri Municipals Portfolio, New Jersey
Municipals Portfolio, New York Municipals Portfolio, Oregon Municipals Portfolio, Rhode Island Municipals Portfolio and Tennessee Municipals Portfolio, each a New York trust, do hereby severally constitute and appoint Alan R. Dynner, Thomas E. Faust Jr., James B. Hawkes and James L. O'Connor, or any of them, to be true, sufficient and lawful attorneys, or attorney to sign for me, in my name in the capacity indicated below, the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Municipals Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

     SIGNATURE                        CAPACITY                      DATE
     ---------                        --------                      ----

/s/ Kristin S. Anagnost    Treasurer and Principal Financial   December 4, 2002
-----------------------         and Accounting Officer
    Kristin S. Anagnost